As filed with the Securities and Exchange Commission on April 21, 2022.

Registration Nos. 333-255474

333-259501

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-1

ON FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

4D pharma plc

(Exact name of registrant as specified in its charter)

England and Wales	2834	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5th Floor, 9 Bond Court

Leeds

LS1 2JZ

United Kingdom

Tel: +44 (0) 113 895 0130

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, N.Y. 10016

Tel: + 1(800)221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Steven V. Bernard Melissa Rick Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94303-1050 (650) 493-9300	Duncan Peyton Chief Executive Officer 4D pharma plc 5th Floor, 9 Bond Court Leeds LS1 2JZ United Kingdom +44(0) 113 895 0130	Charles Waddell Pinsent Masons LLP 30 Crown Place Earl Street London EC2A 4ES United Kingdom +44(0) 20 7418 7000

Approximate date of commencement of proposed sale to public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), shall determine.

EXPLANATORY NOTE

The Registrant is filing a single prospectus in this Registration Statement pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering. Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus relating to (i) Registration Statement No. 333-255474 previously filed by the Registrant on Form F-1 on April 23, 2021 and declared effective by the Securities and Exchange Commission (the “SEC”) on May 24, 2021 (the “First Registration Statement”) and (ii) Registration Statement No. 333-259501 previously filed by the Registrant on Form F-1 on September 14, 2021, amended on October 7, 2021 and declared effective by the SEC on October 14, 2021 (the “Second Registration Statement”).

The First Registration Statement covered the offering of 22,372,720 Ordinary Shares represented by 2,796,590 American Depositary Shares (“ADSs”). The Second Registration Statement covered the offering of 16,268,040 Ordinary Shares represented by 2,033,505 ADSs issuable on the exercise of certain outstanding warrants (the “Assumed Warrants”) that we assumed in connection with our merger with Longevity Acquisition Corporation (the “Merger”).

This Post-Effective Amendment to Form F-1 on Form F-3 constitutes a Post-Effective Amendment No. 1 to the First Registration Statement and a Post-Effective Amendment No. 1 to the Second Registration Statement and is being filed by the Registrant to (x) convert the First Registration Statement and Second Registration Statement into a registration statement on Form F-3 and (y) update the First Registration Statement and the Second Registration Statement to incorporate by reference the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the “Annual Report”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2022. This Registration Statement contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the First Registration Statement and for issuance on the Second Registration Statement. Such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

All filing fees payable in connection with the registration of the ordinary shares covered by this Registration Statement were paid by the Registrant at the time of the initial filings of each of the First Registration Statement and the Second Registration Statement.

The information contained in this prospectus is not complete and may be changed. No securities may be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission with respect to such securities has been declared effective. This prospectus is not an offer to sell these securities and no offers to buy these securities are being solicited in any jurisdiction where their offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 21, 2022

PROSPECTUS

38,640,760 Ordinary Shares

Represented by up to

4,830,095 American Depositary Shares

We have filed a registration statement of which this prospectus forms a part with respect to an aggregate of 22,372,720 ordinary shares (including 11,317,392 ordinary shares represented by an aggregate of 1,414,674 ADSs) held by the shareholders identified herein (the “First Registration Statement”). Holders of all such ordinary shares and ADSs are identified in this prospectus as the Registered Holders and the aggregate of 22,372,720 ordinary shares (and, as applicable, ADSs) offered hereby as the Registered Shares. Any Registered Shares offered and sold by the Registered Holders on Nasdaq will be in the form of ADSs. Any Registered Shares offered and sold by the Registered Holders on AIM will be in the form of ordinary shares. See the section entitled “Plan of Distribution.” The Registered Holders may, or may not, elect to dispose of Registered Shares as and to the extent that they may individually determine. We will not receive proceeds from any disposition of Registered Shares by Registered Holders.

We have also filed a registration statement of which this prospectus forms a part with respect to the issuance of an aggregate of 16,268,040 ordinary shares issuable on the exercise of outstanding warrants (the “Assumed Warrants”) that we assumed in connection with our merger with Longevity Acquisition Corporation (the “Second Registration Statement”). The Assumed Warrants are listed on the Nasdaq Global Market under the symbol “LBPSW.” Each Assumed Warrant is exercisable for 3.76575 ordinary shares at an exercise price of $1.53 per ordinary share. Ordinary shares issuable upon exercise of the Assumed Warrants are deliverable in the form of ADSs, with each ADS currently representing eight ordinary shares. See the section entitled “Plan of Distribution.”

Our ordinary shares are currently traded on AIM, a market operated by the London Stock Exchange, under the symbol “DDDD.” Our ADSs, each representing eight ordinary shares of 4D pharma plc, are listed on the Nasdaq Global Market, or Nasdaq, under the symbol “LBPS.” The ADSs began trading on Nasdaq on March 22, 2021. The closing price of our ordinary shares on AIM on April 20, 2022 was £0.47 per ordinary share, which is equivalent to a price of $0.61 per ordinary share based on the noon buying rate of the Federal Reserve Bank of New York on April 15, 2022. The closing price of our ADSs on Nasdaq on April 20, 2022 was $4.70 per ADS.

We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our ordinary shares or our ADSs representing our ordinary shares involves a high degree of risk. Before buying any ordinary shares or ADSs you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page 5 of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. This prospectus relates to the issuance by us of the ordinary shares issuable upon the exercise of any Assumed Warrants and the resale by the Registered Holders of the Registered Shares. The Registered Holders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Registered Holders of the securities offered by them described in this prospectus.

We and the Registered Holders are responsible for the information contained in this prospectus and any free writing prospectus that we may prepare or authorize. Neither we nor the Registered Holders have authorized anyone to provide you with different or additional information, and neither we nor they take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Registered Holders are making an offer to sell ADSs or ordinary shares in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our ADSs or ordinary shares.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

For investors outside the United States: Neither we nor the Registered Holders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the ADSs and ordinary shares and the distribution of this prospectus outside the United States.

We are a public limited company incorporated under the laws of England and Wales and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Unless the context indicates otherwise, references in this prospectus to the “Company,” “4D Pharma,” the “Group,” “we,” “us,” “our” and similar terms refer to 4D pharma plc. and its consolidated subsidiaries. References to “Longevity” refer to Longevity Acquisition Corporation.

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CERTAIN DEFINTIONS

Unless otherwise indicated and except where the context otherwise requires, references in this prospectus to:

●	“ADR” are to American Depositary Receipt.

●	“ADS” are to American Depositary Shares.

●	“Assumed Private Warrants” are the 320,000 private warrants, with a 5-year term, exercisable for 1,205,040 ordinary shares of the Company at $1.53 per share.

●	“Assumed Public Warrants” are the 4,000,000 public warrants, with a 5-year term, exercisable for 15,063,000 ordinary shares of the Company at $1.53 per share.

●	“CNS” are to the central nervous system.

●	“EGC” are to the Emerging Growth Company.

●	“FDA” are to the U.S. Food and Drug Administration.

●	“HNSCC” are to head and neck squamous cell carcinoma.

●	“IBD” are to inflammatory bowel disease.

●	“IBS” are to irritable bowel syndrome.

●	“ICI” are to immune checkpoint inhibitor.

●	“Keytruda” are to ICI Keytruda (pembrolizumab) made by MSD.

●	“LBPs” are to live biotherapeutic products.

●	“MSI-H” are to microsatellite instable.

●	“NSCLC” are to non-small cell lung cancer.

●	“RCC” are to renal cell carcinoma.

●	“TNBC” are to triple negative breast cancer.

●	“UC” are to urothelial carcinoma.

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TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we or the owner of such trademarks, trade names and service marks will assert, to the fullest extent under applicable law, our or their rights to these trademarks, trade names and service marks.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Statements

This prospectus contains our audited consolidated financial statements as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019 (our “audited consolidated financial statements”), prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”). Our financial information is presented in U.S. dollars.

Currencies and Exchange Rates

References in this prospectus to “USD,” “U.S. dollars,” “dollars,” “$” or “cents” are to the currency of the United States and references to “GBP,” “pounds sterling,” “pounds,” “£,” “pence” or “p” are to the currency of the United Kingdom. There are 100 pence to each pound.

In this prospectus, unless otherwise stated, pounds sterling have been translated into U.S. dollars at the noon buying rate in New York City for cable transfers in pounds sterling as certified for custom purposes by the Federal Reserve Bank of New York, on the date indicated. On April 15, 2022, the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York was $1.3066 per £1.00. These translations should not be construed as a representation that the U.S. dollar amounts actually represent, or could be converted into, pounds sterling at the rates indicated.

Rounding

We have made rounding adjustments to reach some of the figures included in this prospectus. As a result, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

Industry and Market Data

The industry and market data relating to our business included in this prospectus is based on our internal estimates and research, as well as publications, research, surveys and studies conducted by independent third parties not affiliated to us. We include data obtained from Globaldata Service (found at https://www.globaldata.com/).

Industry publications, studies and surveys generally state that they were prepared based on sources believed to be reliable, although there is no guarantee of accuracy. While we believe that each of these studies and publications is reliable, we have not independently verified the market and industry data provided by third-party sources. In addition, while we believe our internal research is reliable, such research has not been verified by any independent source. We believe that all market data in this prospectus is reliable, accurate and complete. We note that assumptions underlying industry and market data are subject to risks and uncertainties, including those discussed under “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or may contain or incorporates “forward-looking statements” within the meaning of the Securities Act and the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf or included in other materials released to the public. Words such as “may,” “will,” “could,” “should,” “would,” “plan,” “potential,” “intend,” “anticipate,” “project,” “target,” “believe,” “seek,” “estimate” or “expect” and other words, terms and phrases of similar nature are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are statements which are not historical fact and involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, and include, but are not limited to, statements regarding intent, belief or current expectations. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

Forward-looking statements are based on the current beliefs and assumptions of our management and on information currently available to our management. While our management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments will be as anticipated. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section “Risk Factors” in this prospectus. These risks and uncertainties include factors relating to:

●	the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company;

●	our ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of our therapeutic candidates;

●	the timing, progress and results of preclinical studies and clinical trials for MRx0518, MRx-4DP0004, MRx0029, MRx0005, Blautix, Thetanix or any other of our therapeutic candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work and the period during which the results of the trials will become available;

●	changes in our plans to develop and commercialize our therapeutic candidates;

●	the potential for clinical trials of MRx0518, MRx-4DP0004, MRx0029, MRx0005, Blautix, Thetanix or any other of our therapeutic candidates to differ from preclinical, preliminary or expected results;

●	our ability to enroll patients and volunteers in clinical trials, timely and successfully completion of those trials and receipt of necessary regulatory approvals;

●	our ability to continue to manufacture sufficient quantity of our therapeutic candidates and to scale manufacturing to clinical-scale and small-to-mid-scale commercial supply;

●	negative impacts arising from pandemics, such as COVID-19, on our operations, including the impact on clinical trials;

●	the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the strategic collaboration agreement with the University of Texas MD Anderson Cancer Center (“MD Anderson”) or the research collaboration and option to license agreement with Merck Sharp & Dohme Corp.;

●	our ability to obtain funding for our operations, including funding necessary to complete the clinical trials of any of our therapeutic candidates, and the terms on which we are able to raise additional capital;

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●	the risk of the occurrence of any event, change or other circumstance that could give rise to the triggering the security agreement with Oxford Finance Luxembourg S.À R.L., which is secured by our assets;

●	regulatory developments in the United Kingdom, the United States and other countries;

●	our reliance on third parties, including contract research organizations;

●	our ability to claim UK Research and Development tax credits;

●	our estimates regarding future expenses, revenues and needs for additional financing and the accuracy thereof, including the risk that values on financial instruments, such as warrants and share options, create unforeseen fluctuations in profits and tax liability;

●	our ability to obtain and maintain intellectual property protection for our therapeutic candidates;

●	the future composition of our management team and directors and those of our subsidiaries;

●	competition in the industry in which we operate;

●	matters relating to Brexit; and

●	other risk factors discussed under “Risk Factors.”

The foregoing list is not intended to be exhaustive, and there may be other key risks that are not listed above that are not presently known to us or that we currently deem immaterial. Should one or more of these or other risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by the forward-looking statements made by us contained in this prospectus or in the documents incorporated by reference herein. As a result of the foregoing, readers should not place undue reliance on the forward-looking statements contained in this prospectus and in the documents incorporated by reference herein. The forward-looking statements contained in this prospectus and in the documents incorporated by reference herein are expressly qualified in their entirety by the foregoing cautionary statements.

Forward looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statements or other information contained in this report, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our reports on Form 6-K filed with the SEC. Please also see the cautionary discussion of risks and uncertainties referred to in the “Risk Factors.” section contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and under similar headings in the applicable prospectus supplement and any related free writing prospectus and in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

4D Pharma was established with the mission of leveraging the deep and varied interactions between the human body and the gut microbiome, the trillions of bacteria that colonize the human gastrointestinal tract, to develop an entirely novel class of drug: Live Biotherapeutics. We are focused on understanding how individual strains of bacteria function and how their interactions with the human host can be exploited to treat particular diseases, from cancer, respiratory, central nervous system, immunological and gastrointestinal diseases and disorders.

To further advance our product pipeline, we have developed MicroRx, our proprietary discovery platform. MicroRx interrogates our proprietary library of bacterial isolates for therapeutic functionality and comprehensively characterizes the bacterial isolates using a range of complementary tools and technologies. By developing a thorough understanding of the functionality and mechanism of action of our therapeutic candidates, we can develop LBPs that target disease pathology rationally and effectively and expand our robust sector-leading patent portfolio with additional patents relating to LBP functionality.

To this end, our key clinical focus areas include immuno-oncology, IBS and respiratory disease, with preclinical candidates targeting CNS and autoimmune conditions. We have completed three clinical trials and currently have five clinical programs. One of our key focus areas is immuno-oncology, and with our lead immuno-oncology therapeutic candidate, MRx0518, we delivered what we believe to be the first positive proof of-concept data with a LBP in the treatment of cancer. MRx0518 is being evaluated in three ongoing clinical trials, including a Phase I/II clinical trial in solid tumors in combination with Keytruda (supplied under a free of charge supply agreement) in patients with advanced or metastatic NSCLC, RCC and UC who are refractory to prior anti-PD-1/ PD-L1 therapy. Additionally, new cohorts of 10 patients with new tumor types are being enrolled in the study, including patients with TNBC, HNSCC and MSI-H high tumors. We successfully completed Part A of this Phase I/II clinical trial and Part B of the clinical trial is currently enrolling up to an additional 30 patients per tumor type and will assess clinical benefit in addition to safety. We also completed recruitment for Part A of an ongoing Phase I trial of MRx0518 as a monotherapy in patients undergoing surgical resection of solid tumors, which is being conducted at Imperial College London. We are currently redesigning Part B of this Phase I clinical trial after initial data from Part A expressed showed encouraging early biomarker readouts. Our third clinical trial of MRx0518 is a Phase I clinical trial of MRx0518 in patients with potentially resectable pancreatic cancer in combination with hypofractionated radiotherapy, which is part of our strategic collaboration with the University of Texas MD Anderson Cancer Center. We anticipate that in the second quarter of 2022, the first patient will be enrolled as part of a Phase I/II clinical trial to investigate Bavencio (to be supplied under a free of charge supply agreement) in combination with MRx0518 in a first-line maintenance setting for patients with locally advanced or metastatic urothelial carcinoma that has not progressed on first-line platinum-containing chemotherapy.

We are engaged in business development activities with the goal of expanding the development of MRx0518 into new settings and are actively exploring additional collaboration opportunities.

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A second-generation oncology candidate, MRx1299, is in preclinical development and its ability to enhance the anti-tumor activity of cytotoxic T lymphocytes (CTL) and CAR-T therapies in animal models of cancer, resulting in better tumor clearance, was reported in July 2021.

In our gastro-intestinal disease portfolio, we currently have two LBP candidates that have completed early clinical evaluation, Blautix and Thetanix. Blautix is being developed as the first therapeutic to treat patients with IBS, regardless of clinical subtype. The Phase II clinical trial results for Blautix provide a foundation for the continued development of Blautix as the first therapeutic with the potential to treat both major subtypes of IBS, and this data will advance regulatory engagement around the design of a potential Phase III pivotal program. Thetanix is a single strain human gut commensal bacteria that has an anti-inflammatory mechanism and is currently under investigation for the treatment of IBD. Thetanix has an Orphan Drug Designation for pediatric Crohn’s disease from the FDA. We have successfully completed a Phase Ib clinical trial of Thetanix in pediatric Crohn’s disease patients, and we are exploring strategic options for Thetanix, including parallel development in pediatric and adult populations in both Crohn’s disease and ulcerative colitis, as well as potential partners.

We are also developing therapeutic candidates for our respiratory disease portfolio. MicroRx enabled the discovery of MRx-4DP0004, an immunomodulatory single strain LBP candidate that demonstrated marked effects in preclinical trials of respiratory inflammation, particularly in the lungs. We have successfully completed Part A of a Phase I/II clinical trial of MRx-4DP0004 in partly controlled asthma, with enrollment for 90 patients in Part B to commence shortly. To our knowledge, this is the world’s first clinical trial of an LBP in the indication.

We continue to utilize the MicroRx platform to discover promising new LBP candidates for major diseases with significant unmet need. As part of our CNS portfolio, we have identified novel LBP candidates that act upon multiple aspects of the pathology of neurodegenerative diseases in preclinical models, including gut-barrier function, neuroinflammation and protection of neurons critical to healthy CNS function. Accordingly, we are currently planning a first-in-human clinical study for our lead CNS therapeutic candidates, MRx0005 and MRx0029, in Parkinson’s disease patients. In February 2022, the U.S. Food and Drug Administration cleared investigational new drug (“IND”) applications for MRx0005 and MRx0029 for the treatment of Parkinson’s disease. As part of our commitment to CNS research and drug development, in December 2020, we became an industry partner of the Parkinson’s Progression Markers Initiative, a longitudinal study sponsored by The Michael J. Fox Foundation for Parkinson’s Research to better understand Parkinson’s disease and accelerate the development of new treatments.

In addition to our internal development programs, we are seeking to realize the value and potential of the MicroRx platform through collaborations in new areas. In 2019, we entered into a research collaboration and option to license agreement with MSD to discover and develop LBPs for vaccines. This collaboration pairs our proprietary MicroRx platform with MSD’s expertise in the development and commercialization of novel vaccines, to discover and develop LBPs as vaccines in up to three undisclosed indications. See “Business—Collaborations—Research Collaboration and Option to License Agreement with Merck.”

In 2020, the global COVID-19 pandemic hit the United Kingdom, United States and other regions worldwide, affecting almost all aspects of the economy including the pharmaceutical industry in which we operate. In response we have been proactive, putting the safety of staff and patients first. We have made good use of technology to minimize disruption to our operations while protecting our staff. However, as has been seen across the biopharma industry, there have been unavoidable impacts on certain activities, resulting in some potential delays to expected clinical readouts. We continue to monitor the situation closely and will provide updates as and when the expected resolution of the situation becomes clearer.

Corporate Information

4D pharma plc was incorporated in England and Wales on January 10, 2014. Our principal executive offices are located at 5th Floor, 9 Bond Court, Leeds, LS1 2JZ, United Kingdom, and our telephone number is +44 (0) 113 895 0130.

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Our website address is www.4dpharmaplc.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our Ordinary Shares.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies.

We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation and other disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

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THE REGISTERED SHARES

Nasdaq Stock Market Symbol for our ADSs	“LBPS”

Nasdaq symbol for Assumed Warrants	“LBPSW”

AIM trading symbol for our ordinary shares	“DDDD”

Securities Offered	A total of 38,640,760 ordinary shares consisting of: (i) 22,372,720 ordinary shares held by the Registered Holders being registered on behalf of the Registered Holders and (ii) 16,268,040 ordinary shares issuable upon the exercise of the Assumed Warrants. Each Assumed Warrant currently is exercisable for 3.76575 of the Registrant’s ordinary shares at a price of $1.53 per whole ordinary share. Ordinary shares issuable upon exercise of the Assumed Warrants are deliverable in the form of ADSs, with each ADS currently representing eight ordinary shares.

Ordinary shares issued and outstanding immediately before the effectiveness of the registration statement of which this prospectus forms a part	180,300,967 ordinary shares

Ordinary shares issued and outstanding immediately after the effectiveness of the registration statement of which this prospectus forms a part	196,569,007 ordinary shares (assuming full exercise of all Assumed Warrants)

American Depositary Shares	Each ADS represents eight ordinary shares, with a nominal value £0.0025 per ordinary share. Holders of ADSs have the rights of an ADS holder or beneficial owner of ADSs (as applicable) as provided in the deposit agreement among us, the depositary and holders and beneficial owners of ADSs issued thereunder from time to time. To better understand the terms of the ADSs representing our ordinary shares, see the section of this prospectus captioned “Description of Our American Depositary Shares.” We also encourage you to read the deposit agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Depositary	JPMorgan Chase

Use of proceeds

We will not receive any proceeds from the sale of our securities offered by the Registered Holders under this prospectus.

We will receive up to an aggregate of approximately $24.9 million from the exercise of the Assumed Warrants, assuming the exercise in full of all of the Assumed Warrants for cash. We expect to use the net proceeds from the exercise of the Assumed Warrants for general corporate purposes. See the section titled “Use of Proceeds” for more information.

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares or ADSs.

Unless otherwise stated in this prospectus, the number of our ordinary shares set forth herein is as of December 31, 2021 and is based on 180,300,967 ordinary shares issued and outstanding on such date but excludes:

●	16,268,040 ordinary shares issuable upon exercise of the Assumed Warrants;

●	21,892,448 ordinary shares issuable upon exercise of existing 4D warrants outstanding pursuant to certain financing transactions, at a weighted average exercise price of £1.00 per share;

●	7,530,000 ordinary shares issuable upon exercise of warrants we have issued in connection with certain backstop financing agreements related to the Merger at an exercise price of £0.0025 per ordinary share;

●	2,892,096 shares issuable pursuant to the 240,000 units issuable upon exercise of a unit purchase option at an exercise price of $11.50 per unit (each unit consisting of 8.28465 ordinary shares and a warrant to purchase up to 3.76575 ordinary shares at an exercise price of $1.53 per ordinary share);

●	21,892,448 shares issuable pursuant to the outstanding warrants issued in March 2020;

●	212,568 shares issuable pursuant to warrants issued to Oxford Finance Luxembourg S.A.R.L.;

●	240,381 ordinary shares issuable upon the exercise of outstanding options under our 2015 Long Term Incentive Plan, or the Employee LTIP, at an exercise price of £0.0025 per share; and

●	7,520,152 ordinary shares issuable upon the exercise of outstanding options under our 2015 Long Term Incentive Plan, or the Employee LTIP, at an exercise price of £0.0025 per share.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus and under Item 3. Key Information—D. Risk Factors in our annual report on the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022 (the “Annual Report”) or any updates in our Reports on Form 6-K, as updated by our subsequent filings, which are incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, the trading price of our securities could decline due to any of these risks and the occurrence of any of these risks might cause you to lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in or incorporated by reference into this prospectus.

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USE OF PROCEEDS

All of the securities offered by the Registered Holders pursuant to this prospectus will be sold by the Registered Holders for their respective accounts. We will not receive any of the proceeds from the sale of the securities hereunder.

We will receive up to an aggregate of approximately $24.9 million from the exercise of the Assumed Warrants assuming the exercise in full of all of the Assumed Warrants for cash. We expect to use the net proceeds from the exercise of the Assumed Warrants for general corporate purposes.

With respect to the registration of the Registered Shares, the Registered Holders will pay any underwriting discounts and commissions incurred by them in disposing of the Registered Shares. We will bear the other costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees, and fees of our counsel and our independent registered public accountants.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares and we do not anticipate paying any cash dividends on our shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Under English law, among other things, we may only pay dividends if we have sufficient distributable reserves (on a non-consolidated basis), which are calculated as our accumulated realized profits that have not been previously distributed or capitalized less its accumulated realized losses, so far as such losses have not been previously written off in a reduction or reorganization of capital.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents, term deposits, indebtedness and capitalization as of December 31, 2021, as follows:

●	On an actual basis; and
●	On a pro forma combined basis to give effect to the exercise of Assumed Warrants and issuance of the ordinary shares underlying the Assumed Warrants, assuming full exercise of the Assumed Warrants for cash.

The pro forma combined information below is illustrative only and our capitalization following the exercise of the Assumed Warrants and issuance of the ordinary shares underlying the Assumed Warrants will be adjusted based on the actual exercise of the Assumed Warrants according to their terms. This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the related notes incorporated by reference in this prospectus.

	December 31, 2021
(in thousands)	Actual	Pro Forma As Adjusted	Notes	Pro Forma Combined
Cash and cash equivalents	$20,973	$24,840	(A), (B)	$45,813
Long term liabilities	19,760	(2,771)	(A), (B)	1,206
Equity:
Share capital	646	563	(A), (B)	1,209
Capital reserves and translation reserve	211,943	27,048	(A), (B)	238,991
Accumulated deficit	(180,173)			(180,173)
Total equity	$32,416	$27,611		$60,027
Total capitalization	$52,176	$24,840		$77,016

(A)	Relates to the issue of 15,063,000 shares from public warrants with a par value of $0.0346 and an exercise price of $1.5269 per share

(B)	Relates to the issue of 1,205,040 shares from private warrants with a par value of $0.0346 and an exercise price of $1.5269 per share

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DESCRIPTION OF SECURITIES AND ARTICLES OF ASSOCIATION

Set forth below is a summary of certain information concerning our share capital, as well as a description of certain provisions of our articles of association and relevant provisions of the United Kingdom Companies Act 2006 (as amended from time to time and including any statutory modification or re-enactment thereof, the “U.K. Companies Act”). The summary includes certain references to, and descriptions of, material provisions of our articles of association and English law. The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete. For further information, please refer to the full version of our articles of association, which are incorporated by reference into the registration statement of which this prospectus forms a part. We encourage holders to read the articles and the applicable provisions of English law for additional information. Further, please note that if you are a holder of ordinary shares represented by American Depositary Shares, or ADSs, then you are not treated as one of our shareholders and do not have any shareholder rights.

General

We were incorporated as a private limited company with the legal name 4D Pharma plc under the laws of England and Wales on January 10, 2014 with the company number 08840579. Our principal executive offices are located at 5th Floor, 9 Bond Court, Leeds, LS1 2JZ, United Kingdom. The principal legislation under which we operate and our ordinary shares are issued is the U.K. Companies Act. Our ordinary shares have been listed on are listed on the AIM since February 2014 under the symbol “DDDD,” our ADSs have been listed on the Nasdaq Global Market in the United States since March 2021 under the symbol “LBPS” and the Assumed Warrants have been listed on the Nasdaq Global Market in the United States since March 2021 under the symbol “LBPSW.”

Share Capital

As of December 31, 2021, we are authorized to issue up to 308,236,884 ordinary shares, comprising of:

(i)	180,300,967 outstanding shares. The nominal value of our ordinary shares, including ordinary shares in the form of ADSs, is £0.0025 per ordinary share. Each issued ordinary share is fully paid.

(ii)	71,380,232 shares authorized for issue without pre-emption rights authorized at the general meeting of our shareholders on May 24, 2021;

(iii)	21,892,448 shares issuable pursuant to the outstanding warrants issued in March 2020;

(iv)	15,063,000 shares issuable pursuant to the outstanding public warrants we assumed in connection with our merger with Longevity Acquisition Corporation (the “LOAC Merger”);

(v)	7,530,000 shares issuable pursuant to warrants issued to backstop investors in connection with the LOAC Merger;

(vi)	2,892,096 shares issuable pursuant to the representative units we assumed in connection with the LOAC Merger;

(vii)	1,205,040 shares issuable pursuant private warrants we assumed in connection with the LOAC Merger;

(viii)	212,568 shares issuable pursuant to warrants issued to Oxford Finance Luxembourg S.À R.L.;

(ix)	7,520,152 options issuable under the 2021 Long Term Incentive Plan scheme (the “2021 LTIP”); and

(x)	240,381 options issuable under the 2015 Long Term Incentive Plan scheme (the “2015 LTIP”).

Share capital history

On April 15, 2021, Chief Executive Officer, Duncan Peyton and our Chief Scientific Officer, Alexander Stevenson subscribed for 1,317,680 ordinary shares at a share price of £1.10 (or $1.52) per share.

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On March 22, 2021, we assumed warrants to purchase up to a total 16,268,040 ordinary shares at an exercise price of $1.53 per ordinary share (the “Assumed Warrants”). We also assumed an option to purchase up to a total of 240,000 units at an exercise price of $11.50 per unit, each unit consisting of 8.28465 ordinary shares and a warrant to purchase up to 3.76575 ordinary shares at an exercise price of $1.53 per ordinary share. We also committed to issue warrants to acquire up to 7,530,000 ordinary shares at an exercise price of £0.0025 per ordinary share.

On March 17, 2021 and March 22, 2021, certain accredited investors and Merck Sharp & Dohme Corp. subscribed for 16,367,332 ordinary shares at a price of £1.10 (or $1.52) per ordinary share.

In July 2020, we raised £7.7 million ($9.7 million) (£7.1 million ($9.0 million) net of transaction costs) through the issuance of 21,898,400 ordinary shares at a share price of 35 pence ($0.44) per share.

In February 2020, we raised £22 million ($28.6 million) (£20.9 million ($27.2 million) net of transaction costs) through the issuance of 44 million ordinary shares at a share price of 50 pence ($0.65) per share. A warrant was also issued on the basis of one share for every two ordinary shares issued and has an exercise price of 100 pence ($1.30) per share and is exercisable for five years from the date of issuance.

We have also exercised our right to cause MSD to purchase $5 million of new ordinary shares at the same price as other investors in the February 2020 fundraising pursuant to the terms of a subscription agreement.

Options

As of February 28, 2022, there were share options to purchase 15,611,848 ordinary shares of £0.0025 each outstanding. Options granted have an exercise price based on market value at the time of issue of between £0.305 and £0.536 and are pursuant to our 2021 LTIP.

As of December 31, 2021, there were share options to purchase 240,381 ordinary shares of £0.0025 each outstanding, exercisable at par value. The exercise of share options granted is pursuant to our 2015 LTIP.

As of December 31, 2021, a total of 175,521 shares had been issued from exercise of warrants and employee share options.

General Description of our Ordinary Shares

The ordinary shares underlying our ADSs comprise a single class of ordinary shares with a nominal value of £0.0025 each.

The following information is a summary of our ordinary shares:

●	Our ordinary shares carry the right to receive dividends and distributions paid by us, if any.

●	The holders of our ordinary shares have the right to receive notice of, and to attend and vote at, all our general meetings.

●	Subject to the U.K. Companies Act, any equity securities issued by us for cash must first be offered to our shareholders in proportion to their existing holdings of our ordinary shares.

●	The U.K. Companies Act allow for the disapplication of pre-emption rights, which may be waived by a special resolution of not less than three-fourths of our shareholders, either generally or specifically, for a maximum period not exceeding five years.

●	Our ordinary shares are not redeemable; however, we may purchase or contract to purchase any of our ordinary shares on or off-market, subject to the U.K. Companies Act and our articles of association. We may only purchase our ordinary shares out of distributable reserves or the proceeds of a new issue of shares made for the purpose of funding the repurchase.

If we are wound up (whether the liquidation is voluntary, under supervision of the Court or by the Court), the liquidator is under a duty to collect in and realize our assets and to distribute them to our creditors and, if there is a surplus, to our shareholders according to their entitlements. This applies whether the assets consist of property of one kind or of different kinds.

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Share rights

Subject to the U.K. Companies Act, the articles and to any rights for the time being attached to any existing share, ordinary shares may be issued with such rights or restrictions as we may from time to time by ordinary resolution determine, or, if we have not so determined, as our board of directors may determine.

Subject to the U.K. Companies Act, any share may be issued which is to be redeemed or is to be liable to be redeemed at the option of 4D Pharma or the holder, on such terms, conditions and in such manner as our board of directors may determine.

Voting rights

Subject to any rights or restrictions attached to any shares from time to time, the 4D Pharma shareholders, their duly appointed proxies shall have voting rights as provided in the U.K. Companies Act, except that on a vote on a resolution on a show of hands at a meeting, a proxy has one vote for and one vote against the resolution if the proxy has been duly appointed by more than one member entitled to vote on the resolution and either:

●	the proxy has been instructed by one or more of those members to vote in one way and has been instructed by one or more other of those members to vote in the other way; or

●	the proxy has been instructed by one or more of those members to vote in one way and is given discretion as to how to vote by one or more other of those members and wishes to use that discretion to vote in the other way.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded. Subject to the provisions of the Companies Act, a poll may be demanded by:

●	the chairman of the meeting;

●	not less than five members present in person having the right to vote on the resolution;

●	a member or members present in person representing in aggregate not less than one tenth of the total voting rights of all the members having the right to vote at the meeting; or

●	a member or members present in person holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

Restrictions on Voting

No shareholder shall, unless the directors otherwise determine, be entitled to vote, either in person or by proxy, at any general meeting or at any separate class meeting in respect of any share held by such shareholder unless all calls or other sums payable by such shareholder in respect of that share have been paid.

Our board of directors may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to us serving on such shareholder at least 14 days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on such holder’s shares.

Variation of Rights

The rights attached to any class of shares may be varied or abrogated, in accordance with the provisions of the U.K. Companies Act and with either the written consent of the holders of not less than three-fourths in nominal value of the issued shares of that class (calculated excluding any shares held as treasury shares), or with the sanction of a special resolution (being a 75% majority of 4D Pharma shareholders, present at a general meeting in person or by proxy) passed at a separate meeting of the holders of those shares. At every such separate general meeting (except an adjourned meeting) the quorum must be two or more persons holding or representing by proxy not less than one-third in nominal value of the issued shares of the class (calculated excluding any shares held as treasury shares).

The rights conferred upon the holders of any shares are not, unless otherwise expressly provided in the rights attaching to those shares, deemed to be varied by the creation or issue of further shares ranking equally with them.

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Share transfers

The ordinary shares are in registered form. Any ordinary shares may be held in uncertificated form.

A member may transfer certificated shares to another person by a written instrument of transfer in any usual form (or any other form approved by our board of directors) executed by or on behalf of the member and, in the case of a share which is not fully paid, by or on behalf of that person. Our board of directors may refuse to register the transfer of a certificated share which is in respect of a partly paid share provided that any refusal does not prevent open and proper dealings of any class of shares which are admitted to trading on AIM. Our board of directors may also refuse to register the transfer of a certificated share unless the transfer is in respect of only one class of share, is duly stamped (or certified as not chargeable to stamp duty) and is deposited to our registered office or any place that our board of directors may determine and is accompanied by the relevant share certificate or such other evidence our board of directors may reasonably require.

The transferor of an ordinary share is deemed to remain the holder until the transferee’s name is entered in the share register.

Subject to the provisions of our articles of association, title to uncertificated shares may be transferred in accordance with the Uncertificated Securities Regulations 2001. Our board of directors is required to register a transfer of any uncertificated share in accordance with those regulations. Our board of directors may refuse to register any such transfer which is in favor of more than four persons jointly or in any other circumstance permitted by those regulations. Provisions of the articles of association do not apply to any uncertificated shares to the extent that such provisions are inconsistent with the holding of shares in uncertificated form or with the transfer of shares by means of a relevant system.

Our board of directors can decline to register any transfer of any share which is not a fully paid share or any transfer of any share on which we have a lien.

Dividends

Subject to it having sufficient distributable reserves, we may by ordinary resolution (being a resolution passed by a 50% majority of our shareholders in person or by proxy) from time to time declare dividends not exceeding the amount recommended by our board of directors. Our board of directors may pay interim dividends, and also any fixed rate dividend, whenever our financial position, in the opinion of our board of directors, justifies its payment.

All dividends on shares are to be paid according to the amounts paid up on their nominal value, or otherwise in accordance with the terms concerning entitlement to dividends on which shares were issued.

All unclaimed dividends may be made use of by our board of directors for our benefit until claimed. Any dividend unclaimed for a period of 12 years from the date when it was declared or became due for payment shall revert to 4D Pharma.

Our board of directors can be claimed by way of scrip dividend instead of cash in respect of any dividend.

Shareholder meetings

Our board of directors is required to convene annual general meetings in accordance with the U.K. Companies Act. The U.K. Companies Act provides that a general meeting (other than an adjourned meeting) must be called by notice of at least 21 days in the case of an annual general meeting (unless shareholders approve a notice period of 14 days by special resolution (being a resolution passed by a 75% majority of 4D Pharma shareholders present at a general meeting in person or by proxy) and at least 14 days in any other case). Our board of directors may convene a general meeting which is not an annual general meeting whenever it thinks fit.

We are required to give notice of a general meeting to each member (other than a person who, under our articles of association or pursuant to any restrictions imposed on any shares, is not entitled to receive such a notice or to whom we, in accordance with applicable law, have not sent and are not required to send our latest annual report and accounts), to our directors and to our auditors. For these purposes “members” are the persons registered in our register of members as being holders of shares at any particular time on any particular record date fixed by our board of directors that (in accordance with the Uncertificated Securities Regulations 2001) is not more than 21 days before the sending out of the notice convening the meeting. The notice of a general meeting may specify a time by which a person must be entered on our register of members in order to have the right to attend or vote at the meeting.

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A member who is entitled to attend and vote at a general meeting is entitled to appoint another person, or two or more persons in respect of different shares held by him, as his proxy to exercise all or any of his rights to attend and to speak and to vote at the meeting.

Every member who is present at a general meeting (whether physical or electronic) in person or by proxy is entitled to one vote on a resolution put to the meeting on a show of hands and to one vote for every share of which he is the holder on a resolution put to the meeting on a poll.

Alteration of share capital

We may alter its share capital in any way permitted by the U.K. Companies Act and applicable law and confer any preference or other advantage on one or more of the shares resulting from any division or sub- division of its share capital. We may, by special resolution (being a resolution passed by a 75% majority of 4D Pharma shareholders present at a general meeting in person or by proxy), reduce its share capital, share premium account, capital redemption reserve or any other undistributable reserves.

Change of Control

There is no specific provision in the articles of association that would have the effect of delaying, deferring or preventing a change of control.

Distributions on Winding Up

On a winding up, the liquidator may, with the sanction of a special resolution of shareholders and any other sanctions required by law, divide amongst the shareholders (excluding the company itself to the extent it is a shareholder by virtue only of its holding of shares as treasury shares) in specie or in kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may set such values and may determine how such division shall be carried out as between the shareholders or different classes of shareholder. The liquidator may, with the sanction of a special resolution of the shareholders and any other sanctions required by law, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but no shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

CREST

To be traded on AIM, securities must be able to be transferred and settled through the CREST system. CREST is a computerized paperless share transfer and settlement system which allows securities to be transferred by electronic means, without the need for a written instrument of transfer. The articles of association are consistent with CREST membership and, amongst other things, allow for the holding, evidencing and transferring of shares through CREST in uncertificated form.

Directors

Number of Directors

Unless and until otherwise determined by an ordinary resolution of shareholders, we may not have less than two directors and no more than ten directors on our board of directors.

Appointment of Directors

Subject to the provisions of the articles of association we may, by ordinary resolution of the shareholders, elect any person who is willing to act to be a director, either to fill a casual vacancy or as an addition to the existing board. No person that is not a director retiring from the existing board is eligible for appointment as a director unless recommended by the board of directors, or unless not less than seven and not more than 42 days before the date appointed for the meeting a notice is given to the company by a member expressing an intention to propose such person for appointment as a director, and such notice has also been signed by that person expressing a willingness to be elected.

Without prejudice to the power to appoint any person to be a director by shareholder resolution, the board has power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing board but so that the total number of directors does not exceed any maximum number fixed by or in accordance with the Articles.

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Any director appointed by the board will hold office only until the following annual general meeting. Such a director is eligible for re-appointment at that meeting.

Rotation of Directors

At every annual general meeting, there shall retire from office at least one third of the directors. A retiring director shall be eligible for re-appointment. A director retiring at a meeting shall, if he or she is not re- appointed at such meeting, retain office until the meeting appoints someone in his or her place, or if it does not do so, until the conclusion of such meeting.

Directors’ Interests

The directors may authorize, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a director infringing his or her duty to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director shall not, save as otherwise agreed by him or her, be accountable to us for any benefit which he or she derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

Subject to the requirements under sections 175, 177 and 182 of the Companies Act, a director who is any way, whether directly or indirectly, interested in a proposed or existing transaction or arrangement with us shall declare the nature of his interest at a meeting of the directors.

A director shall not vote in respect of any contract, arrangement or transaction whatsoever in which he or she has an interest which is to his or her knowledge a material interest otherwise than by virtue of interests in shares or debentures or other securities of or otherwise in or through our company. A director shall not be counted in the quorum at a meeting in relation to any resolution on which he or she is debarred from voting.

A director shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

●	the giving of any guarantee, security or indemnity in respect of (i) money lent or obligations incurred by him or any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings, or (ii) a debt or obligation of the of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility under a guarantee or indemnity or by the giving of security;

●	any contract concerning the subscription of or purchase of shares, debentures or other securities of the Company by him under an offer to members;

●	any contract concerning any issue or offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase, in respect of which he is or may be entitled to participate in his capacity as a holder of any such securities or as an underwriter or sub-underwriter;

●	any contract concerning another company in which he is interested, directly or indirectly, and whether as an officer or member or otherwise, provided that he does not hold an interest representing one per cent or more of any class of the equity share capital of such company (or of any third company through which his interest is derived and calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of the relevant company (any such interest being deemed for the purposes of this article to be a material interest in all circumstances);

●	any contract for the benefit of employees of the Company or of any of its subsidiary undertakings which does not accord to him any privilege or benefit not generally accorded to the employees to whom the contract or arrangement relates;

●	any contract concerning the purchase or maintenance of insurance either for or for the benefit of any director or for persons who include directors; and

●	any proposal for the Company (i) to provide him with an indemnity permitted by the Statutes, (ii) to provide him with funds in circumstances permitted by the Statutes to meet his defense expenditure in respect of any civil or criminal proceedings or regulatory investigation or other regulatory action or in connection with any application for any category of relief permitted by the Statutes, or (iii) to do anything to enable him to avoid incurring any such expenditure.

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If a question arises at a meeting of the board or of a committee of the board as to the right of a director to vote or be counted in the quorum, and such question is not resolved by his or her voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be determined by the chairman and his or her ruling in relation to any director other than himself or herself shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been fairly disclosed.

Directors’ Fees and Remuneration

Each of the directors shall be paid a fee in such sums as may from time to time be determined by the directors provided that the aggregate of all such fees so paid to a director shall not exceed £0.6 million per annum, or such higher amount as may from time to time be determined by ordinary resolution of shareholders.

Each director may be paid all proper and reasonable expenses incurred in attending and returning from meetings of the directors or committees of the directors or general meetings of the company or separate meetings of the holders of any class of shares or debentures of the company or otherwise in connection with the business of our Company.

Any director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of our company, or who otherwise performs services which in the opinion of the 4D Pharma Board are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the 4D Pharma Board may determine.

Borrowing Powers

Our board of directors may exercise all the powers to borrow money and to mortgage or charge all or any part of our undertaking, property, assets (present or future) and uncalled capital and to issue debentures, debenture stock and other securities, whether outright or as collateral security for any debt, liability or obligation of us or of any third party, subject to and in accordance with the U.K. Companies Act.

Our board of directors must restrict our borrowings and exercise all voting and other rights or powers of control exercisable by us in relation to its subsidiaries so as to secure that the aggregate principal amount of all borrowings by the Group outstanding at any time shall not, without the previous sanction of an ordinary resolution of the shareholders, exceed a sum equal to three times the aggregate of:

●	the amount paid up or credited as paid up on our issued share capital and on any share capital that has been unconditionally allotted but not issued; and

●	the amounts standing to the credit of our reserves (including any share premium account, capital redemption reserve and revaluation reserve) after adding any credit balance or deducting any debit balance on the profit and loss account;

all as shown in the latest audited consolidated balance sheet of the Group, subject to certain adjustments.

Indemnity

Every one of our directors or other officers shall be indemnified out of our funds against all costs, charges, expenses, losses and liabilities sustained or incurred by him or her for negligence, default, breach of duty or breach of trust or otherwise in relation to our affairs or the affairs of an associated company, or in connection with our activities, or the activities of an associated company.

Other English Law Considerations

Notification of Voting Rights

A shareholder in a public company incorporated in the United Kingdom whose shares are admitted to trading on AIM is required pursuant to Rule 5 of the Disclosure Guidance and Transparency Rules of the U.K. Financial Conduct Authority to notify us of the percentage of his, her or its voting rights if the percentage of voting rights which he, she or it holds as a shareholder or through his, her or its direct or indirect holding of financial instruments (or a combination of such holdings) reaches, exceeds or falls below 3%, 4%, 5%, and each 1% threshold thereafter up to 100% as a result of an acquisition or disposal of shares or financial instruments.

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Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the U.K. Companies Act, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he, she or it wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares.

Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze-out any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, which would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the U.K. Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out

The U.K. Companies Act also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his, her or its shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of the voting shares, and (ii) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his, her or its rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the U.K. Companies Act, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within such person’s knowledge) particulars of any other interest that subsists or subsisted in those shares.

Under the articles of association, if a person defaults in supplying us with the required particulars in relation to the shares in question, or default shares, within the prescribed period of 14 days from the date of the service of notice, the directors may by notice direct that:

●	in respect of the default shares, the relevant shareholder shall not be entitled to vote (either in person or by proxy) at any general meeting or to exercise any other right conferred by a shareholding in relation to general meetings; and

●	where the default shares represent at least 0.25% of their class, (i) any dividend or other money payable in respect of the default shares shall be retained by us without liability to pay interest and/or (ii) no transfers by the relevant shareholder of any default shares may be registered (unless the shareholder is not in default and the shareholder provides a certificate, in a form satisfactory to the directors, to the effect that after due and careful enquiry the shareholder is satisfied that none of the shares to be transferred are default shares).

Purchase of Own Shares

Under the laws of England and Wales, a limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles of association.

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A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

Subject to the above, we may purchase our own shares in the manner prescribed below. We may make an “on-market” purchase of our own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing an on-market purchase must:

●	specify the maximum number of shares authorized to be acquired;

●	determine the maximum and minimum prices that may be paid for the shares; and

●	specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares in an “off-market” purchase otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he, she or it had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

For these purposes, on-market purchases can only be made on AIM. Any purchase of our ADSs through Nasdaq would be an off-market purchase.

Distributions and Dividends

Under the U.K. Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under the laws of England and Wales.

It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

●	if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

●	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

City Code on Takeovers and Mergers

As a public company incorporated in England and Wales with our registered office in England and Wales which has shares admitted to AIM, we are subject to the U.K. Takeover Code, which is issued and administered by the U.K. Panel on Takeovers and Mergers, or the Takeover Panel. The U.K. Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the U.K. Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the U.K. Takeover Code, if a person:

●	acquires an interest in our shares which, when taken together with shares in which he or she or persons acting in concert with him or her are interested, carries 30% or more of the voting rights of our shares; or

●	who, together with persons acting in concert with him or her, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights of our shares, and such persons, or any person acting in concert with him or her, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer and depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous twelve months.

Corporate Governance Code

The AIM Rules for Companies published by the London Stock Exchange require us to include on our website details of a recognized corporate governance code that our board of directors has decided to apply, how we comply with that code and, where we depart from our chosen corporate governance code, an explanation of the reasons for doing so.

Since 2015, our board of directors has sought to apply The QCA Corporate Governance Code (2018 edition). Our board of directors views this as an appropriate corporate governance framework for our company and consideration has been given to each of the ten principles set out in the code.

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Assumed Warrants

The following description of the Assumed Warrants contains only material information concerning such Assumed Warrants and does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement and Assumption Agreement filed as exhibits to the registration statement of which this prospectus makes a part.

The Assumed Warrants are exercisable, as described herein, for our ordinary shares on the basis that each Assumed Warrant gives the holder the right to purchase 3.76575 ordinary shares for an exercise price of $1.53 per whole ordinary share, subject to adjustment as described herein. The ordinary shares are deliverable in the form of ADSs based on a ratio of eight ordinary shares to one ADS.

The Assumed Warrants will expire five years from March 22, 2021, at 5:00 p.m., New York City time or upon earlier exercise or redemption.

Warrants originally issued by Longevity pursuant to its initial public offering registration statement on Form S-1 (Registration No. 333-226699) and assumed by us are not exercisable for cash unless there is an effective and current registration statement covering the issuance of the underlying ordinary shares issuable upon exercise of such Assumed Warrants and a current prospectus relating to such underlying shares. Notwithstanding the foregoing, if a registration statement covering the issuance of the underlying ordinary shares issuable upon exercise of such Assumed Warrants is not effective within 90 days from the closing of the Merger, warrant holders may, until such time as there is an effective registration statement and during any period when an effective registration statement has not been maintained, exercise such Assumed Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Assumed Warrants on a cashless basis.

Warrants originally issued by Longevity on a private placement basis and assumed by us are identical to the warrants issued by Longevity in its initial public offering except that such Assumed Warrants are exercisable for cash (even if a registration statement covering the issuance of the ordinary shares issuable upon exercise of such Assumed Warrants is not effective) or on a cashless basis, at the holder’s option, and were not redeemable by Longevity prior to the Merger or us after the Merger, in each case so long as they are still held by the initial purchasers or their affiliates. In addition, for as long as such Assumed Warrants are held by the underwriter for Longevity’s initial public offering or its designees or affiliates they may not be exercised after August 29, 2023.

The Assumed Warrants can be called for redemption (except as described in the preceding paragraph), in whole and not in part, at a price of $0.01 per Assumed Warrant:

●	at any time while the Assumed Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each holder of an Assumed Warrant,

●	if, and only if, the reported last sale price of the underlying ordinary shares equals or exceeds the greater of $2.39 per ordinary share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) or $19.12 per ADS (based on the ADS Exchange Ratio), for any 20 trading days within a 30 trading day period ending on the third trading business day prior to the notice of redemption to holders of Assumed Warrants, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such Assumed Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Assumed Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of an Assumed Warrant will have no further rights except to receive the redemption price for such holder’s Assumed Warrant upon surrender of such Assumed Warrant.

If and when the Assumed Warrants become redeemable, the redemption right cannot be exercised if the issuance of the underlying ordinary shares upon exercise of the Assumed Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

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If we call the Assumed Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Assumed Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Assumed Warrants for that number of underlying ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the Assumed Warrants, multiplied by the difference between the exercise price of the Assumed Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the underlying ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Assumed Warrants. Whether the option to require all holders to exercise their Assumed Warrants on a “cashless basis” is exercised will depend on a variety of factors including the price of the underlying ordinary shares at the time the Assumed Warrants are called for redemption, cash needs at such time and concerns regarding dilutive issuances.

Continental Stock Transfer & Trust Company is the warrant agent for the Assumed Warrants.

The exercise price and number of underlying ordinary shares issuable on exercise of the Assumed Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Assumed Warrants will not be adjusted for issuances of ordinary shares at a price below the exercise price.

The Assumed Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Assumed Warrants being exercised. The holders of Assumed Warrants do not have the rights or privileges of holders of ordinary shares or ADSs or any voting rights, as applicable, until they exercise their Assumed Warrants and have received underlying ordinary shares or ADSs representing such ordinary shares.

Except as described above, no Assumed Warrants are exercisable and no shares will be issued on exercise unless, at the time a holder seeks to exercise such Assumed Warrant, a prospectus relating to the ordinary shares issuable upon exercise of the Assumed Warrants is current and the ordinary shares had been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Assumed Warrants.

Under the terms of the warrant agreement, Longevity agreed, and we have assumed the obligation, to use best efforts to meet the conditions above and to maintain a current prospectus relating to the underlying ordinary shares issuable upon exercise of the warrants until the expiration of the Assumed Warrants. However, we cannot assure holders that we will be able to do so and, if we do not maintain a current prospectus relating to the underlying ordinary shares issuable upon exercise of the Assumed Warrants, except as described above, holders will be unable to exercise their Assumed Warrants and we will not be required to settle any such warrant exercise. If this prospectus or another prospectus relating to the underlying ordinary shares issuable upon the exercise of the Assumed warrants is not current or if the underlying ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the Assumed Warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the Assumed Warrants may have no value, the market for the Assumed Warrants may be limited and the Assumed Warrants may expire worthless.

Holders of Assumed Warrants may elect to be subject to a restriction on the exercise of their Assumed Warrants such that an electing holder of Assumed Warrants would not be able to exercise their Assumed Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the share capital outstanding.

Backstop Warrants

The following description of the warrants issued by us pursuant to certain backstop arrangements in connection with the Merger we consummated with Longevity, a publicly-traded special purpose acquisition company, contains only material information concerning such warrants and does not purport to be complete and is qualified in its entirety by reference to the form of Backstop Agreement included as Appendix C to the proxy statement / prospectus included in our registration statement on Form F-4 (Registration No. 333-250986).

The warrants are exercisable, as described herein, for our ordinary shares on the basis that on each monthly anniversary of the day following the closing of the Merger, we will and have granted to each of the parties executing the Backstop Arrangements (each, a “Backstop Participant”) a warrant to purchase our ordinary shares equivalent to each Backstop Participant’s pro rata amounts up to 7,530,000 ordinary shares at an exercise price of £0.0025 per ordinary share.

The warrants will expire 60 days after issuance.

The exercise price and number of underlying ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

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Differences in Corporate Law

The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware

Number of Directors	Under the Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors	Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act must also be followed, such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on the Board of Directors	Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

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General Meeting

Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding any paid up capital held as treasury shares) can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves convene a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings	Subject to a company’s articles of association providing for a longer period, under the Companies Act, (i) at least 21 days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting and (ii) at least 14 days’ notice is required for any other general meeting of a public limited company. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

Proxy	Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Preemptive Rights	Under the Companies Act, “equity securities,” being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution, referred to as “ordinary shares,” or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing holders of equity shares in the company in proportion to the respective nominal value of their holdings of ordinary shares, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

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Authority to Allot	Under the Companies Act, the directors of a company must not allot shares or grant rights to subscribe for or convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the Companies Act.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. The board may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers	Under the Companies Act, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company, is void. Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to (i) purchase and maintain insurance against such liability; (ii) provide a “qualifying third party indemnity,” or an indemnity against liability incurred by the director to a person other than the company or an associated company or criminal proceedings in which he is convicted; and (iii) provide a “qualifying pension scheme indemnity,” or an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director.

However, no provision can limit the liability of a director for:

●      any breach of the director’s duty of loyalty to the corporation or its stockholders;

●     acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●     intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

●      any transaction from which the director derives an improper personal benefit.

Voting Rights	Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by (i) not fewer than five shareholders having the right to vote on the resolution; (ii) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attaching to treasury shares); or (iii) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (excluding any voting rights attaching to treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

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Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.

Shareholder Vote on Certain Transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

●     the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, respectively, present and voting, either in person or by proxy; and

●     the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

●     the approval of the board of directors; and

●     the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of the corporation entitled to vote on the matter.

Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

●     to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

●      to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

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●      to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

●      to exercise independent judgment;

●      to exercise reasonable care, skill and diligence;

●      not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

●      to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director acts in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Shareholder Litigation	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some or all of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

●      state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

●      allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

●      state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Transfer Agent and Registrar of Shares

Our share register is maintained by Link Group, with Continental acting as the Transfer Agent. The share register reflects only record owners of our ordinary shares. Holders of our ADSs are not treated as our shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees are the holders of the ordinary shares underlying our ADSs. Pursuant to the terms of the deposit agreement, holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

Listing

Our ADSs are listed on the Nasdaq Global Market under the trading symbol “LBPS.”

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Description of Our American Depositary Shares

American Depositary Receipts

We have appointed JPMorgan Chase Bank, N.A. (“JPMorgan”), as depositary. The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179. A copy of the form of the deposit agreement is on file with the SEC under cover of a registration statement on Form F-6. A copy of the deposit agreement is available from the SEC’s website (www.sec.gov). Please refer to registration number 333-253268 when retrieving such copy.

Each ADS represents an ownership interest in eight ordinary shares deposited with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary, and all ADR holders, and all beneficial owners of an interest in the ADSs evidenced by ADRs from time to time. Each ADS represents any securities, cash or other property deposited with the depositary but which they have not distributed directly to the holders. Unless certificated ADRs are specifically requested by the holder all ADSs are issued on the books of our depositary in book-entry form and periodic statements will be mailed to the holder which reflect the holder’s ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements holders will receive which reflect their ownership of ADSs.

The holders may hold ADSs either directly or indirectly through their broker or other financial institution. If a holder holds ADSs directly, by having an ADS registered in their name on the books of the depositary, they are an ADR holder. This description assumes they are an ADR holder and hold their ADSs directly. If holders have a beneficial ownership interest in ADSs but hold the ADSs through their broker or financial institution nominee, they are a beneficial owner of ADSs and must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. Holders should consult with their broker or financial institution to find out what those procedures are. If a holder is a beneficial owner, they will only be able to exercise any right or receive any benefit under the deposit agreement solely through the ADR holder which holds the ADR(s) evidencing the ADSs owned by the holder, and the arrangements between the holder and such ADR holder may affect their ability to exercise any rights they may have. For all purposes under the deposit agreement, an ADR holder is deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADR(s) registered in such ADR holder’s name. The depositary’s only notification obligations under the deposit agreement shall be to the ADR holders, and notice to an ADR holder shall be deemed, for all purposes of the deposit agreement, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs.

ADR holders or beneficial owners will not be treated as shareholders of ours and they will not have any shareholder rights. English law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Holders’ rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the deposit agreement to be entered into among the depositary and all registered holders and beneficial owners from time to time of ADSs issued under the deposit agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. Obligations of 4D Pharma, the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, holders must rely on it to exercise the rights of a shareholder on their behalf. The deposit agreement, the ADRs and the ADSs are governed by New York law. Under the deposit agreement, an ADR holder or a beneficial owner of ADSs agrees that any legal suit, action or proceeding brought by holders against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may only be instituted in a federal court in New York, New York, or, except for claims arising under the Securities Act of 1933 or Securities Exchange Act of 1934, any state court in New York, New York, and holders irrevocably waive any objection which they may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding, provided, however, pursuant to applicable law and the Company’s Articles of Association, any claim brought by holders arising under the Securities Act of 1933 may be instituted only in any federal court in the United States, and any claim brought by holders or on behalf of the Company with regard to the internal affairs of the Company, including the ability to bring such a claim, shall be governed by and construed in accordance with the laws of England and Wales, and may only be instituted against the Company, its directors, officers or employees as provided in the Company’s Articles of Association in the courts of England and Wales.

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The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that holders may otherwise deem important. For more complete information, holders should read the entire deposit agreement and the form of ADR which contains the terms of their ADSs. Holders can read a copy of the deposit agreement which is filed as an exhibit to, or incorporated by reference in, the most recent Form F-6 registration statement (or amendment thereto) filed with the SEC. Holders may also obtain a copy of the form of deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. Holders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. Holders may also find the registration statement and the attached deposit agreement on the SEC’s website at http://www.sec.gov.

Share Dividends and Other Distributions

How will Holders receive dividends and other distributions on the shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. Holders will receive these distributions in proportion to the number of underlying securities that their ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

●	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, holders may lose some or all of the value of the distribution.

●	Shares. In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

●	Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may: (i) sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or (ii) if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

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●	Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

●	Elective Distributions. In the case of a dividend payable at the election of our shareholders in cash or in additional shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders or beneficial owners of ADSs generally, or any ADR holder or beneficial owner of ADSs in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of shares.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific ADR holder, the depositary may (after consultation with the Company, if practicable, in the case where the depositary believes such distribution is not practicable with respect to all ADR holders) choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth on https://www.adr.com/ disclosure/disclosures, the location and contents of which the depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if holders or a holder’s broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.

Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan, as depositary for the benefit of ADR holders or in such other name as the depositary shall direct.

The custodian will hold all deposited shares for the account and to the order of the depositary, in each case for the benefit of ADR holders, to the extent not prohibited by law. ADR holders and beneficial owners thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities”.

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Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and an ADR holder will receive periodic statements from the depositary which will show the number of ADSs registered in such ADR holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When holders turn in their ADR certificate at the depositary’s office, or when they provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to holders or upon their written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At the holder’s risk, expense and request, the depositary may deliver deposited securities at such other place as holders may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

●	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

●	the payment of fees, taxes and similar charges; or

●	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the ADR holders who will be entitled (or obligated, as the case may be):

●	to receive any distribution on or in respect of deposited securities,

●	to give instructions for the exercise of voting rights at a meeting of holders of shares,

●	to pay any fees, charges or expenses assessed by, or owing to the depositary, or

●	to receive any notice or to act or be obligated in respect of other matters,

●	all subject to the provisions of the deposit agreement.

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Voting Rights

How do holders vote?

If a holder is an ADR holder and the depositary asks the holder to provide it with voting instructions, the holder may instruct the depositary how to exercise the voting rights for the shares which underlie their ADSs. As soon as practicable after receiving notice from us of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement, provided that if the depositary receives a written request from us in a timely manner and at least 30 days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the ADR holders a notice stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of the laws of England and Wales, be entitled to instruct the depositary to exercise the voting rights, if any, pertaining to the shares underlying such ADR holder’s ADSs and (iii) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by us. Each ADR holder is solely responsible for the forwarding of such notices to the beneficial owners of ADSs registered in such ADR holder’s name. Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the shares represented by the ADSs evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing our shares.

ADR holders and beneficial owners of ADSs are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules and/or requirements of the stock exchange or market on which the ADSs are listed or traded, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the ADR holders a notice that provides such ADR holders with, or otherwise publicizes to such ADR holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that ADR holders and beneficial owners of ADSs generally, or any ADR holder or beneficial owner of ADSs in particular, will receive voting materials in time to instruct the depositary to vote and it is possible that holders, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to ADR holders.

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Fees and Expenses

What fees and expenses will holders be responsible for paying?

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall also be incurred by the ADR holders and beneficial owners of ADSs, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

●	a fee of U.S.$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

●	a fee of up to U.S.$0.05 per ADS held upon which any cash distribution made pursuant to the deposit agreement or in the case of an elective cash/stock dividend, upon which a cash distribution or an issuance of additional ADSs is made as a result of such elective dividend;

●	an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against ADR holders as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

●	a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

●	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those ADR holders entitled thereto;

●	stock transfer or other taxes and other governmental charges;

●	SWIFT, cable, telex and facsimile transmission and delivery charges incurred at holders’ request in connection with the deposit or delivery of shares, ADRs or deposited securities;

●	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

●	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

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To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (i) a published benchmark rate, or (ii) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or Successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on us, the depositary, ADR holders or beneficial owners of ADSs. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity. Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the depositary on ADR.com. We and by holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs will each be acknowledging and agreeing that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the deposit agreement.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.

The fees and charges holders may be required to pay may vary over time and may be changed by us and by the depositary. ADR holders will receive prior notice of the increase in any such fees and charges. The right of the depositary to charge and receive payment of fees, charges and expenses as provided above shall survive the termination of the deposit agreement.

The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to ADR holders. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

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Payment of Taxes

ADR holders or beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the applicable ADR holder to the depositary and by holding or owning, or having held or owned, an ADR or any ADSs evidenced thereby, the ADR holder and all beneficial owners of such ADSs, and all prior registered holders of such ADRs and prior beneficial owners of such ADSs, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or governmental charge. Each ADR holder and beneficial owner of ADSs, and each prior ADR holder and beneficial owner of ADSs, by holding or having held an ADR or an interest in ADSs, acknowledges and agrees that the depositary shall have the right to seek payment of any taxes or governmental charges owing with respect to the relevant ADRs from any one or more such current or prior ADR holder or beneficial owner of ADSs, as determined by the depositary in its sole discretion, without any obligation to seek payment of amounts owing from any other current or prior ADR holder or beneficial owner of ADSs. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

ADR holders or beneficial owners will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to ADR holders or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

●	amend the form of ADR;

●	distribute additional or amended ADRs;

●	distribute cash, securities or other property it has received in connection with such actions;

●	sell any securities or property received and distribute the proceeds as cash; or

●	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

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Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without holders’ consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges on a per ADS basis (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners of ADSs. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders and beneficial owners a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder and the beneficial owner of the corresponding ADSs are deemed to agree to such amendment and to be bound by the deposit agreement as so amended. No amendment, however, will impair holders’ right to surrender their ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (A) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (B) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners of ADSs. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the form of ADR (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations, which amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.

Notice of any amendment to the deposit agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the ADR holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary herein, the depositary may terminate the deposit agreement without notifying us, but subject to giving 30 days’ notice to the ADR holders, under the following circumstances: (i) in the event of our bankruptcy or insolvency, (ii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iii) there occurs a merger, consolidation, sale of all or substantially all assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities. After the date so fixed for termination, the depositary and its agents will perform no further acts under the deposit agreement and the ADRs, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn. As soon as practicable after the date so fixed for termination, the depositary shall use its reasonable efforts to sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the deposit agreement, without liability for interest, in trust for the pro rata benefit of the ADR holders who have not theretofore surrendered their ADRs. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and the ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary and its agents.

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Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and beneficial owners of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

●	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

●	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

●	compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and each of our and the depositary’s respective agents, provided, however, that no provision of the deposit agreement is intended to constitute a waiver or limitation of any rights which ADR holders or beneficial owners of ADSs may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable to ADR holders or beneficial owners of ADSs if:

●	any present or future law, rule, regulation, fiat, order or decree of the United States, England, Wales or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, epidemic, pandemic, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

●	it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

●	it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

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●	it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any ADR holder, or any other person believed by it to be competent to give such advice or information, or in the case of the depositary only, our company; or

●	it relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

The depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners of ADSs. Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any ADR holder or holders, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or beneficial owners of ADSs about the requirements of any laws, rules or regulations or any changes therein or thereto.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any ADR holder or beneficial owner of ADSs to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide ADR holders or beneficial owners of ADSs, or any of them, with any information about the tax status of our company. Neither we nor the depositary shall incur any liability for any tax or tax consequences that may be incurred by ADR holders or beneficial owners of ADSs on account of their ownership or disposition of the ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast, or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary, the Company, nor any of their respective agents shall be liable to ADR holders or beneficial owners of ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, ADR holders and beneficial owners of ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

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The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, ADR holders and beneficial owners of ADSs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct ADR holders (and through any such ADR holder, the beneficial owners of ADSs evidenced by the ADRs registered in such ADR holder’s name) to deliver their ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal directly with the ADR holder and/or beneficial owner of ADSs as a holder of shares and, by holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs will be agreeing to comply with such instructions.

Each ADR holder and beneficial owner agrees to provide such information as the Company may request in a disclosure notice (a “Disclosure Notice”) given pursuant to the U.K. Companies Act or the Articles of Association of the Company. Each ADR holder and beneficial owner acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the underlying Company ordinary shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the U.K. Companies Act and the Articles of Association which currently may include, subject to the granting of an appropriate order by the court, the withdrawal of the voting rights of such ordinary shares and the imposition of restrictions on the rights to receive dividends on and to transfer such ordinary shares. In addition, each ADR holder and beneficial owner agrees to comply with the provisions of the Disclosure Guidance and Transparency Rules published by the United Kingdom Financial Conduct Authority (as amended from time to time, the “DTRs”) with regard to the notification to the Company of interests in Company ordinary shares underlying ADSs and certain financial instruments, which currently provide, inter alia, that an ADR holder and beneficial owner must notify the Company of the percentage of its voting rights he holds as a shareholder or holds or is deemed to hold through his direct or indirect holding of certain financial instruments (or a combination of such holdings) if the percentage of those voting rights reaches, exceeds or falls below specified thresholds.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. ADR holders may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the depositary. Additionally, at the reasonable request of the Company, the depositary may close the issuance book portion of the ADR register in order to enable the Company to comply with applicable law.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each ADR holder and each beneficial owner of ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

●	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

●	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

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Each ADR holder and beneficial owner of ADSs is further deemed to acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about our company, the ADR holders, the beneficial owners of ADSs and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners of ADSs and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us or the ADR holders or beneficial owners of ADSs may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in such transactions or establishing or maintaining such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships, and (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary.

Governing Law and Consent to Jurisdiction

The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Without limiting the foregoing, any claim brought by any ADR holder or beneficial owner or on behalf of the Company with regard to the internal affairs of the Company, including the ability to bring such a claim, shall be governed by and construed in accordance with the laws of England and Wales, and any such claims may only be instituted against the Company, its directors, officers or employees as provided in the Company’s Articles of Association in the courts of England and Wales.

By holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs each irrevocably agree that any legal suit, action or proceeding brought by any holder or beneficial owner against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a federal court in New York, New York, or, except for claims arising under the Securities Act of 1933 or Securities Exchange Act of 1934, any state court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding, provided, however, pursuant to applicable law and the Company’s Articles of Association, any claim brought by holders or beneficial owners arising under the Securities Act of 1933 may be instituted only in any federal court in the United States, and any claim brought by any ADR holder or beneficial owner or on behalf of the Company with regard to the internal affairs of the Company, including the ability to brings such a claim, shall be governed by and construed in accordance with the laws of England and Wales, and any such claims may only be instituted against the Company, its directors, officers or employees as provided in the Company’s Articles of Association in the courts of England and Wales.

Jury Trial Waiver

The deposit agreement provides that, to the fullest extent permitted by applicable law, each party thereto (including, for avoidance of doubt, each ADR holder and beneficial owner and/or holder of interests in ADSs) irrevocably waives, to the fullest extent permitted by applicable law, the right to a jury trial in any suit, action or proceeding against us or the depositary directly or indirectly arising out of or relating to our shares or other deposited securities, the ADSs, the ADRs, the deposit agreement, or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or other theory), including any suit, action or proceeding under the U.S. federal securities laws. If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial of the deposit agreement is not intended to be deemed a waiver by any ADR holder or beneficial owner of ADSs of our or the depositary’s compliance with the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

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REGISTERED HOLDERS

The shares may be offered by the Registered Holders or by pledges, donees, transferees or other successors in interest that receive such shares as a gift or through a private sale or transfer. We may amend or supplement this prospectus from time to time to update information provided in the table.

Because each Registered Holder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Registered Holder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Registered Holder and further assumed that the Registered Holder will not acquire beneficial ownership of any additional securities during the offering. In addition, the Registered Holder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

The percentage of beneficial ownership is calculated based on 180,299,728 ordinary shares outstanding as of April 22, 2021, adjusted for each owner’s options, warrants or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of April 22, 2021, if any. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. Except as otherwise indicated, the address for the persons named in the table is 5th Floor, 9 Bond Court, Leeds, LS1 2JZ, United Kingdom.

	Ordinary Shares Beneficially Owned Prior to		Ordinary Shares Being		Equivalent ADSs Being	Ordinary Shares Beneficially Owned After the Registered Shares are Sold
Name of Registered Holder	Offering(1)		Offered		Offered	Number	Percent
Duncan Peyton	10,181,437	(2)	496,094	(3)	62,012	9,685,341	5.3%
Alexander Stevenson	10,025,130	(4)	381,728	(5)	47,716	9,643,402	5.3%
Whale Management Corporation	9,263,741	(6)	8,134,016	(7)	1,016,752	1,129,725	*
Nemean Asset Management	26,572,926	(8)	5,905,552	(9)	738,194	20,667,364	11.1%
Cornix Advisors, LLC	1,242,113		1,242,113		155,264	—	—
DAFNA Lifescience LP	686,724		686,724		85,840	—	—
DAFNA Lifescience Select LP	294,310		294,310		36,788	—	—
Greg Tagaris	327,012		327,012		40,876	—	—
Kepos Alpha Master Fund LP	2,289,078		2,289,078		286,134	—	—
Kerry Propper	654,023		654,023		87,752	—	—
Mark T. Pulte Living Trust	1,308,045		1,308,045		163,505	—	—
Merck Sharp and Dohme Co.	12,145,523		654,023		81,752	11,491,500	6.2%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding ordinary shares.

(1)	Includes ordinary shares represented by ADSs.

(2)	Consists of (i) 9,018,675 ordinary shares held of record, (ii) 666,666 warrants exercisable for £1.00 per ordinary share, and (iii) 496,096 ordinary shares underlying ADSs issued to Mr. Peyton pursuant to the Merger.

(3)	Consists of 496,096 ordinary shares underlying ADSs issued to Mr. Peyton pursuant to the Merger.

(4)	Consists of (i) 8,976,736 ordinary shares held of record, (ii) 666,666 warrants exercisable for £1.00 per ordinary share, and (iii) 381,728 ordinary shares underlying ADSs issued to Dr. Stevenson pursuant to the Merger.

(5)	Consists of 381,728 ordinary shares underlying ADSs issued to Dr. Stevenson pursuant to the Merger.

(6)	Consists of (i) 8,134,016 ordinary shares held of record and (ii) 300,000 warrants exercisable for 1,129,725 ordinary shares at $1.53 per ordinary share. The shares and warrants are beneficially owned by Matthew Chen, the Managing Member of Whale Management Corporation, who has sole voting and dispositive power of the shares held thereby. The business address of Whale Management Corporation is Suite 972, No. 429 Taikang Insurance Plaza, Pudong District, Shanghai, China 200120.

(7)	Consists of 8,134,016 ordinary shares held of record.

(8)	Consists of (i) 10,000,000 ordinary shares held of record and 5,000,000 warrants exercisable for £1.00 per ordinary share held by South Ocean Capital Management LLC, (ii) 7,114,994 ordinary shares held of record held by Nemean Asset Management LLC, (iii) 850,000 ordinary shares held of record and 383,050 warrants exercisable for £1.00 per ordinary share held by Steven Oliveira, (iv) 612,880 ordinary shares held of record and 306,440 warrants exercisable for £1.00 per ordinary share held by South Ocean Capital LLC and (v) 2,305,552 ordinary shares underlying ADSs issued to Nemean Asset Management LLC in the Merger. The address for these entities is c/o 225 Via Palacio, Palm Beach Gardens, Florida, 33418, United States of America.

(9)	Consists of (i) 2,305,552 ordinary shares underlying ADSs issued to Nemean Asset Management LLC pursuant to the Merger and (ii) 3,600,000 ordinary shares issued to Nemean Asset Management LLC pursuant to the PIPE Investment.

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MATERIAL INCOME TAX CONSIDERATIONS

You should carefully read the summary of the material U.S. federal income tax consequences of purchasing, owing and disposing of the ADSs, ordinary shares or warrants set forth in the section entitled “Taxation” of our Annual Report incorporated by reference herein.

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Plan of Distribution

We are registering the offer and sale from time to time of up to 38,640,760 ordinary shares consisting of: (i) 22,372,720 ordinary shares held by the Registered Holders being registered on behalf of the Registered Holders and (ii) 16,268,040 ordinary shares issuable upon the exercise of the Assumed Warrants. Each Assumed Warrant currently is exercisable for 3.76575 of the Registrant’s ordinary shares at a price of $1.53 per whole ordinary share. Ordinary shares issuable upon exercise of the Assumed Warrants are deliverable in the form of ADSs, with each ADS currently representing eight ordinary shares.

We will receive up to approximately $24.9 million from the exercise of the Assumed Warrants assuming the exercise in full of all such Assumed Warrants for cash. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the ordinary shares covered by this prospectus. We will pay all expenses in connection with the registration and issuance of ordinary shares underlying the Assumed Warrants. For additional information regarding expenses of registration, see the section titled “Expenses of this Offering.”

We will not receive any of the proceeds from the sale of the securities by the Registered Holders. The aggregate proceeds to the Registered Holders from the sale of the Registered Shares will be the purchase price of the Registered Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Registered Shares covered by this prospectus. The Registered Holders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Registered Shares to be made directly or through agents.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Registered Holders covered by this prospectus may be offered and sold from time to time by the Registered Holders. Notwithstanding the foregoing, Registered Holders subject to our insider trading policy, including Duncan Peyton, Alex Stevenson, and any members of their immediate families, will be subject to our regular clearance procedures, which restrict trading beginning on the calendar day that is 30 calendar days prior to the release of (i) our half-yearly financial report or (ii) the preliminary announcement of our annual results.

The term “Registered Holders” include donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Registered Holders as a gift, pledge, partnership distribution or other transfer. The Registered Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Registered Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

The Registered Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Registered Holders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Registered Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Registered Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Registered Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Registered Shares by the Registered Holders.

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The Registered Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any securities exchange or quotation service on which the Registered Shares may be listed or quoted at the time of sale, including Nasdaq and AIM, as applicable;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

In addition, a Registered Holder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The Registered Holder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Registered Holder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Registered Holder.

At the time a particular offering of the Registered Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Registered Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Registered Shares by the selling securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The Registered Holder will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Registered Shares under this prospectus. Further, we cannot assure you that the Registered Holder will not transfer, distribute, devise or gift the Registered Shares by other means not described in this prospectus. In addition, any Registered Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Registered Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Registered Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

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The Registered Holder and any other person participating in the sale of the Registered Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Registered Shares by the Registered Holder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Registered Shares to engage in market-making activities with respect to the particular Registered Shares being distributed. This may affect the marketability of the Registered Shares and the ability of any person or entity to engage in market-making activities with respect to the Registered Shares.

With respect to those Registered Shares being registered pursuant to the PIPE Investment or the Registration Rights Agreement by and among Longevity and the holders of registerable securities as defined therein and assumed by us pursuant to the Merger, we have agreed to indemnify or hold harmless the Registered Holders and all of their officers, directors, and agents of each, and control persons, as applicable, against certain liabilities, including certain liabilities under the Securities Act. Such Registered Holders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Registered Holders may indemnify any broker or underwriter that participates in transactions involving the sale of the Registered Shares against certain liabilities, including liabilities arising under the Securities Act.

We were required to no later than 30 calendar days following the consummation of the Merger (the “Filing Deadline”), submit to or file with the SEC a registration statement registering the resale of the shares sold pursuant to the Subscription Agreements. Additionally, we were required to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies us that it will “review” the registration statement) following the Filing Deadline and (ii) the 10th business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. The Subscription Agreement contains customary indemnification provisions with respect to the registration statement. We must use commercially reasonable efforts to keep the registration statement effective until the earliest of: (a) the date on which the registrable shares may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable), (b) the date on which all registrable shares have actually been sold and (c) the date which is three years after the closing of the Merger. Without limiting the foregoing, we intend to keep the registration statement of which this prospectus forms a part effective until the earlier of the issuance of the ordinary shares pursuant to this prospectus and the expiration of the Assumed Warrants.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds.”

Our ordinary shares are currently traded on AIM, a market operated by the London Stock Exchange, under the symbol “DDDD.” Our American Depositary Shares, or ADSs, each representing eight ordinary shares of 4D pharma plc, are traded on the Nasdaq Global Market under the symbol “LBPS” and the Assumed Warrants are traded on the Nasdaq Global Market under the symbol “LBPSW.”

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EXPENSES OF THIS OFFERING

The following table sets forth the expenses, other than any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, expected to be incurred in connection with the registration of the ordinary shares registered hereby. All amounts are estimated other than the SEC registration fee.

Expense	Amount
SEC registration fee	$6,607
Printing expenses	2,107
Legal fees and expenses	*
Accounting fees and expenses	*
Total	$8,614

* To be filed by amendment.

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LEGAL MATTERS

The validity of our ordinary shares registered hereby and certain other matters of the laws of England and Wales will be passed upon for us by Pinsent Masons LLP.

EXPERTS

The consolidated financial statements of 4D pharma plc as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated in this Prospectus by reference from the 4D pharma plc Annual Report on Form 20-F for the year ended December 31, 2021 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of England and Wales. A substantial portion of our assets and most of our directors and executive officers are located and reside, respectively, outside the United States. Because of the location of our assets and board members, it may not be possible for investors to serve process within the United States upon us or such persons with respect to matters arising under the United States federal securities laws or to enforce against us or persons located outside the United States judgments of United States courts asserted under the civil liability provisions of the United States federal securities laws.

We understand that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States insofar as they are fines or penalties. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom by reason of being a penalty.

We have appointed Cogency Global Inc. as its agent to receive service of process in any action against it in any state or federal court in the State of New York.

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WHERE YOU CAN FIND More INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

This prospectus is part of a registration on Form F-3, which we have filed with the SEC under the Securities Act, and does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. We have also filed a registration statement on Form F-6 pertaining to our ADSs. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form F-3, or Form F-6, and the exhibits filed with it at the website provided in the previous paragraph.

You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We maintain a website at www.4dpharma.com through which you can access our SEC filings. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase ordinary shares, including ordinary shares in the form of ADSs. We have included our website address as an inactive textual reference only.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed on March 31, 2022;
●	our Report on Form 6-K filed on April 4, 2022; and
●	the description of our ordinary shares and American Depositary Shares contained in our registration statement on Form 8-A (File No. 001-40106), filed with the SEC on February 23, 2021, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

4D pharma plc

5th Floor, 9 Bond Court

Leeds, LS1 2JZ United Kingdom

Attn: Investor Relations

+44 (0) 113 895 0130

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38,640,760 Ordinary Shares

Represented by up to

4,830,095 American Depositary Shares

PROSPECTUS

April 21, 2022

48

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

4D Pharma’s articles of association provide that, to the extent permitted by the U.K. Companies Act, the 4D Pharma may indemnify its directors against and every other officer of the company against all costs, charges, losses, expenses and liabilities incurred by such director or officer for any negligence, default, breach of duty or breach of trust or otherwise in relation to the business and affairs of 4D Pharma or any associated company. In addition, 4D Pharma maintains directors’ and officers’ insurance to insure such persons against certain liabilities.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to our board, executive officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits and Financial Statement Schedules

				Incorporated by Reference
Exhibit Number	Exhibit Description	Included Herein	File No.	Form	Exhibit	Filing Date

2.1	Agreement and Plan of Merger by and among Longevity Acquisition Corporation, 4D pharma plc and Dolphin Merger Sub Limited, dated October 21, 2020		333-250986	F-4	2.1	11/25/20

4.1	Articles of Association of 4D pharma plc, as currently in effect		333-250986	F-4/A	3.2	01/27/21

4.2	Form of share certificate of 4D pharma plc ordinary share		333-250986	F-4/A	4.1	01/27/21

4.3	Form of Deposit Agreement among 4D pharma plc., JPMorgan Chase Bank, N.A., as depositary thereunder, and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder evidencing American Depositary Shares representing deposited Shares		333-250986	F-4/A	4.2	01/27/21

4.4	Warrant Agreement between Longevity Acquisition Corporation and Continental Stock Transfer & Trust Company, dated August 28, 2018		333-250986	F-4/A	4.3	2/16/21

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4.5	Form of Assumption Agreement among 4D pharma plc, Longevity Acquisition Corporation and Continental Stock Transfer & Trust Company	333-250986	F-4/A	4.4	2/16/21

4.6	Form of Warrant	333-250986	F-4/A	4.5	2/16/21

4.7#	Warrant to Purchase Ordinary Shares among 4D pharma plc. and Oxford Finance Luxembourg S.Á R.L	333-259501	F-1	4.6	09/13/21

4.8#	Warrant to Purchase Ordinary Shares among 4D pharma plc. and Oxford Finance Luxembourg S.Á R.L	333-259501	F-1	4.7	09/13/21

5.1	Opinion of Pinsent Masons regarding legality of the ordinary shares underlying the 4D pharma ADSs		333-255474	F-1	5.1	04/23/21

5.2	Opinion of Pinsent Masons regarding legality of the ordinary shares underlying the 4D pharma ADSs		333-259501	F-1	5.1	09/13/21

23.1	Consent of RSM US LLP, Independent Registered Public Accounting Firm	X

23.2	Consent of Pinsent Masons		333-255474	F-1	23.2	04/23/21

23.3	Consent of Pinsent Masons		333-259501	F-1	23.2	09/13/21

24.1	Powers of Attorney for 4D pharma plc		333-255474	F-1	24.1	04/23/21

24.1	Powers of Attorney for 4D pharma plc		333-259501	F-1	24.1	09/13/21

101.INS*	XBRL Instance Document	X

101.SCH*	XBRL Taxonomy Extension Schema Document	X

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document	X

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document	X

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document	X

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document	X

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)	X

107	Filing Fees Exhibit	X

+ Indicated management contract or compensatory plan

# Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601 of Regulation S-K.

Financial Statements Schedules

None. All schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements and notes thereto.

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Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) that, for the purpose of determining liability under the Securities Act to any purchaser: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

52

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 21, 2022.

4D Pharma plc

By:	/s/ Duncan Peyton
Name:	Duncan Peyton
Title:	Chief Executive Officer

By:	/s/ John Doyle
Name:	John Doyle
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on April 21, 2022 in the capacities indicated:

Signature	Title	Date

/s/ Duncan Peyton	Chief Executive Officer and Director	April 21, 2022
Duncan Peyton

*	Director and Chief Scientific Officer	April 21, 2022
Alexander Stevenson

/s/ John Doyle	Chief Financial Officer	April 21, 2022
John Doyle

*	Chairman (non-executive) of the Board of Directors	April 21, 2022
Axel Glasmacher

*	Director	April 21, 2022
Alexander (Sandy) Macrae

*	Director	April 21, 2022
Edgardo (Ed) Baracchini

*	Director	April 21, 2022
Katrin Rupalla

*	Director	April 21, 2022
Paul Maier

*By:	/s/ Duncan Peyton
Name:	Duncan Peyton
Title:	Attorney-in-Fact
Pursuant to powers of attorney previously filed

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement or amendment thereto on April 21, 2022.

4D Pharma Delaware Inc.

By:	/s/ Glenn Dourado
Name:	Glenn Dourado
Title:	President

Authorized Representative in the United States

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